CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-39620 on Form N-4 of our report dated April 13, 2022 relating to the financial statements of the individual Sub-accounts which comprise Talcott Resolution Life and Annuity Insurance Company Separate Account One. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Hartford, Connecticut
April 21, 2022

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement No. 333-39620 on Form N-4 of our report dated April 20, 2022 relating to the statutory-basis financial statements of Talcott Resolution Life and Annuity Insurance Company. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Hartford, Connecticut
April 21, 2022